UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Tilray Brands, Inc.
(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TILRAY BRANDS, INC.
265 Talbot Street West
Leamington, Ontario N8H 4H3, Canada
April 17, 2025
To Our Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Tilray Brands, Inc., a Delaware corporation (the “Company”), to be held on June 10, 2025, beginning at 11 a.m. Eastern time. We have decided to hold the Special Meeting virtually via live audio webcast on the internet. We believe hosting a virtual meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the Special Meeting. You will be able to attend the Special Meeting, vote, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/TLRY2025SM. You will not be able to attend the Special Meeting in person.
Details regarding the Special Meeting, the business to be conducted at the Special Meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.
We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting, whether or not you can attend.
Thank you for your continued support of the Company.
Sincerely,

Irwin D. Simon
Chairman, President and Chief Executive Officer

PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED APRIL 17, 2025

TILRAY BRANDS, INC.

265 Talbot Street West
Leamington, Ontario N8H 4H3, Canada
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2025
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Tilray Brands, Inc., a Delaware corporation. The Special Meeting will be held on June 10, 2025, beginning at 11 a.m. Eastern time via a live webcast at www.virtualshareholdermeeting.com/TLRY2025SM. You will not be able to attend the Special Meeting in person. The Special Meeting will be held for the following purposes:
1.
The approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-twenty (the “Reverse Stock Split”), with the exact ratio to be set within this range by our board of directors (the “Board of Directors”) in its sole discretion (without reducing the authorized number of shares of our common stock) and with our Board of Directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion (the “Amendment Proposal”); and

2.
The approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal.

These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Special Meeting is April 15, 2025. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.
All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to vote and submit your proxy by the internet, telephone, or mail in order to ensure the presence of a quorum.
It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting virtually. You may vote on the internet, by telephone, or by completing and mailing a proxy card or voting instruction form. Submitting your proxy over the internet, by telephone, or by mail will ensure your shares are represented at the Special Meeting. You may change or revoke your proxy at any time before it is voted at the Special Meeting. Please read the enclosed information carefully before voting.
Your vote is important. Even if you plan to attend the Special Meeting, we urge you to submit your proxy or voting instructions as soon as possible.
At the direction of the Board of Directors,

Mitchell Gendel
Global General Counsel and Corporate Secretary
New York, New York
April 17, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2025
This Proxy Statement, the Notice of Special Meeting of Stockholders and our form of proxy card are available for viewing at www.proxyvote.com. To view these materials please have your 16-digit control number available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended May 31, 2024, on the website of the Securities and Exchange Commission at www.sec.gov, or on our website at www.tilray.com. You may also obtain a printed copy of our Annual Report on Form 10-K for the year ended May 31, 2024, including our financial statements, free of charge, from us by (i) calling 800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

i

PRELIMINARY PROXY MATERIALS FILED PURSUANT TO RULE 14a-6(a)
SUBJECT TO COMPLETION, DATED APRIL 17, 2025

265 Talbot Street West
Leamington, Ontario N8H 4H3, Canada

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2025
This proxy statement (the “Proxy Statement”) is furnished to stockholders of Tilray Brands, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at a special meeting of stockholders to be held on June 10, 2025, and at any adjournment or postponement thereof (our “Special Meeting”). Our Special Meeting will be held at 11 a.m. Eastern time via a live audio webcast at www.virtualshareholdermeeting.com/TLRY2025SM.
On or about April 17, 2025, we will commence mailing of the proxy materials which are also available at www.proxyvote.com. The proxy materials are being sent to stockholders who owned our common stock at the close of business on April 15, 2025, the record date for the Special Meeting (the “Record Date”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.
Why am I receiving these materials?
We sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote at our Special Meeting. This Proxy Statement summarizes the information you need to vote at our Special Meeting. You do not need to attend our Special Meeting to vote your shares.
What proposals will be voted on at the Special Meeting?
Stockholders will vote on two proposals at the Special Meeting:
1.
The approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), to effect a reverse stock split of our common stock by a ratio of not less than one-for-ten and not more than one-for-twenty (the “Reverse Stock Split”), with the exact ratio to be set within this range by our Board of Directors in its sole discretion (without reducing the authorized number of shares of our common stock) and with our Board of Directors able to elect to abandon such proposed amendment and not effect the Reverse Stock Split authorized by our stockholders in its sole discretion (the “Amendment Proposal”).

2.
The approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Amendment Proposal (the “Adjournment Proposal”).

Our Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I attend the Special Meeting?
To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/TLRY2025SM and enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form. If you are a beneficial stockholder, you should contact the bank, broker, or other institution where you hold your account well in advance of the Special Meeting if you have questions about obtaining your control number/proxy to vote.
WHETHER OR NOT YOU PARTICIPATE IN THE SPECIAL MEETING, IT IS
IMPORTANT THAT YOU VOTE YOUR SHARES
Can I ask questions during the Special Meeting?
Stockholders will have the ability to submit questions during the Special Meeting via the Special Meeting website at www.virtualshareholdermeeting.com/TLRY2025SM. Questions may be submitted online shortly prior to, and during, the Special Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/TLRY2025SM. We will answer questions during the Special Meeting that are pertinent to the proposals presented at the Special Meeting, subject to time constraints. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. Additional information regarding the rules and procedures for participating in the virtual Special Meeting will be provided in our rules of conduct for the Special Meeting, which stockholders can view during the Special Meeting at the Special Meeting website.
What happens if there are technical difficulties at the Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual Special Meeting, voting at the Special Meeting, or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number on the log in screen.
How does the Board of Directors recommend that stockholders vote on the proposals?
Our Board of Directors recommends that stockholders vote “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal.
Who is entitled to vote?
As of the Record Date, there were 1,009,180,997 shares of our common stock and no shares of our preferred stock outstanding and entitled to vote at the Special Meeting. Holders of record of our common stock as of the Record Date will be entitled to vote on the Amendment Proposal and the Adjournment Proposal at our Special Meeting or any adjournment or postponement thereof.
A list of stockholders entitled to vote at the Special Meeting will be available for examination during normal business hours for ten days before the Special Meeting at our address above.
Stockholder of Record. Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Pacific Stock Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy over the telephone, on the internet as instructed below or by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner. Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?
The procedures for voting are as follows:
Stockholder of Record. Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Special Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy by mail using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote online even if you have already voted by proxy.
•
To vote during the Special Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/TLRY2025SM. You will need to enter the 16-digit control number found on your proxy card or voting instruction form.

•
To vote using the proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board of Directors’ recommendations as noted above.

•
To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from your proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m., Eastern time on June 9, 2025 to be counted.

•
To vote through the internet before the Special Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card or voting instruction form. Your internet vote must be received by 11:59 p.m. Eastern time on June 9, 2025 to be counted.

Beneficial Owner. Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a full set of proxy materials containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the proxy materials to ensure that your vote is counted. To vote online at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record. Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by mail, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.
Beneficial Owner. Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent will still be able to vote your shares in its discretion. In this regard, brokers, banks, and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. The Amendment Proposal and Adjournment Proposal are considered “routine” matters, meaning that if you do not return voting instructions to your broker before its deadline, your shares may be voted by your broker in its discretion on the Amendment Proposal and Adjournment Proposal.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the Amendment Proposal and “FOR” the Adjournment Proposal, in accordance with the recommendation of our Board of Directors. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one full set of proxy materials?
If you receive more than one full set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards or voting instruction forms to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record. Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 265 Talbot Street West, Leamington, Ontario N8H 4H3, Canada.
•	You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner. Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
How many votes are needed to approve each proposal?
Votes will be counted by the inspector of election appointed for the Special Meeting. The minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes is as follows:
•
For Proposal 1, the Amendment Proposal, to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal; abstentions and any broker non-votes with respect to the Amendment Proposal will not be considered “votes cast” and will have no effect on the Amendment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on the Amendment Proposal, and thus we do not anticipate receiving any broker non-votes on this proposal.

•
For Proposal 2, the Adjournment Proposal, to be approved, a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal must vote in favor of the Adjournment Proposal. Abstentions with respect to the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on the Adjournment Proposal, and thus we do not anticipate receiving any broker non-votes on this proposal.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the voting power of the stock outstanding and entitled to vote at the Special Meeting are present or represented by proxy. On the Record Date, there were 1,009,180,997 shares outstanding and entitled to vote. Thus, the holders of at least 336,393,666 shares must be present or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Special Meeting or a majority of the voting power of the shares of common stock present at the Special Meeting may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
Overview
The Amendment Proposal is a proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio between one-for-ten and one-for-twenty, inclusive (the “Split Ratio Range”), in the form set forth in Exhibit A to this Proxy Statement. The Amendment Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board of Directors to effect the Reverse Stock Split with a split ratio within the Split Ratio Range, if and when determined by our Board of Directors. Our Board of Directors has deemed it advisable, approved, and recommended that our stockholders adopt, and is hereby soliciting stockholder approval of, the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Exhibit A to this Proxy Statement.
If we receive the required stockholder approval, our Board of Directors will have the sole authority to elect whether or not to effect the Reverse Stock Split. Even with stockholder approval of the Amendment Proposal, our Board of Directors will not be obligated to pursue the Reverse Stock Split. Rather, our Board of Directors will have the flexibility to decide whether or not the Reverse Stock Split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.
If approved by our stockholders and, following such approval, our Board of Directors determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing the certificate of amendment to our Amended and Restated Certificate of Incorporation as set forth in Exhibit A with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board of Directors within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock or preferred stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock.
Nasdaq Minimum Bid Price Requirements and Certain Potential Delisting Implications
The rules of The Nasdaq Stock Market LLC (“Nasdaq”) require that we maintain a closing price for shares of our common stock of at least $1.00 per share (also referred to as the “minimum bid price requirement”). On March 25, 2025, we received a written notification from Nasdaq notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq listing rules, we have 180 calendar days to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days before September 21, 2025. In the event that we do not regain compliance within this 180-day period, we may be eligible to transfer from The Nasdaq Global Select Market to The Nasdaq Capital Market and seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, if we have a closing bid price of $0.10 or less for a period of ten consecutive business days, or if we are otherwise not eligible, Nasdaq will provide notice to the Company that our common stock will be subject to delisting. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement, maintain compliance with any of the other Nasdaq continued listing requirements, or be successful in any appeal we may undertake.
Our Board of Directors believes that effecting the Reverse Stock Split may be the best means of maintaining the price of our common stock above $1.00 per share in compliance with the minimum bid price requirement for continued listing on Nasdaq. The Board of Directors believes that continued listing on Nasdaq provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of Nasdaq. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings.
Under Section 242(c) of the Delaware General Corporation Law, our Board of Directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to the Amended and Restated Certificate of Incorporation at the Special Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment is filed with the Secretary of State of the State of Delaware. Further, our Board of Directors may consider a variety of factors in determining the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes, and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. Again, our Board of Directors may decide to abandon the proposed amendment of the Amended and Restated Certificate of Incorporation in its entirety, particularly if the closing bid price of our common stock on Nasdaq has significantly increased over a period of time.
If our common stock were delisted from The Nasdaq Global Select Market, trading of our common stock would thereafter be conducted on the OTC Markets or the “pink sheets.” As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on The Nasdaq Global Select Market, we would be required to meet the initial listing requirements for The Nasdaq Global Select Market, which are more stringent than the maintenance requirements.
Our Board of Directors is seeking stockholder approval of the Amendment Proposal in order to have the authority to effectuate the Reverse Stock Split as a potential means of increasing the per-share price of our common stock, however, there can be no assurance that the Reverse Stock Split would result in the bid price per share of our common stock exceeding $1.00 for an extended period of time.
Other Considerations
We also believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms, and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
Risks Associated with the Reverse Stock Split
In evaluating whether to seek stockholder approval of the Amendment Proposal, our Board of Directors considered negative factors associated with reverse stock splits. These factors included, but were not limited to, the negative perception of reverse stock splits that investors, analysts, and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
There can be no assurance that the Reverse Stock Split would achieve any of the above desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.
We cannot predict whether the Reverse Stock Split, if completed, will increase the market price for our common stock. There can be no assurance that:
•	the market price per share would remain in excess of the minimum bid price requirement;
•	we would otherwise meet the requirements for continued listing of our common stock on The Nasdaq Global Select Market or the Toronto Stock Exchange (the “TSX”);

•	the market price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;
•	the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•	the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
Effect on Number of Authorized, But Unissued Shares
The Reverse Stock Split would reduce the number of outstanding shares of our common stock without reducing the number of shares of authorized common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the Reverse Stock Split. Our Board of Directors may authorize the issuance of authorized and unissued shares of our common stock without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, or the rules of Nasdaq, the TSX or any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and an issuance, potential issuance, or the perception that issuances may occur may cause a decline in the trading price of our common stock.
Other Anti-takeover Considerations; Not Intended to Be a “Going Private Transaction”
The issuance of authorized but unissued shares of common stock could also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Amendment Proposal is not intended to be an anti-takeover device, and we do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.
Principal Effects of the Reverse Stock Split on the Market for Our Common Stock
On the Record Date, the closing price for our common stock on The Nasdaq Global Select Market was $0.47 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. The greater the market price rises above $1.00 per share, the less risk there would be that we would fail to meet the requirements for maintaining the listing of our common stock on The Nasdaq Global Select Market. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level or that we would at all times be able to meet the requirements for maintaining the listing of our common stock on The Nasdaq Global Select Market.
Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares
If our stockholders approve the Amendment Proposal, and if our Board of Directors decides to effectuate the Reverse Stock Split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock, depending on the Split Ratio Range set forth in such amendment, from 1,009,180,997 shares as of the Record Date to between 50,459,049 shares and 100,918,099 shares, assuming no shares of our common stock are issued before the effective date of the Reverse Stock Split. While our Board of Directors has authorized us to complete the Reverse Stock Split within the Split Ratio Range, we do not intend to effectuate a Reverse Stock Split to the extent that the Reverse Stock Split would result in us going private or failing to meet any Nasdaq or TSX continued listing requirements. If the Reverse Stock Split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the Reverse Stock Split divided by the ratio approved by our Board of Directors within the Split Ratio Range and set forth in the applicable amendment.
As noted above, effecting the Reverse Stock Split will not change the total authorized number of shares of our common stock. However, the reduction in the number of issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific commitment, arrangement, understanding, or agreement regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. Our Board of Directors does not intend to issue any common stock or securities convertible into common stock except on terms that our Board of Directors deems to be in the best interests of the Company and our stockholders.
Our directors and executive officers also have no substantial interests, directly or indirectly, in the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.
The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by Nasdaq or the TSX, as applicable, on the last trading day prior to the effective date of the Reverse Stock Split. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation and the date a stockholder receives payment for the cashed-out fractional shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.
After the Reverse Stock Split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend, or other rights except to receive payment as described above. After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.
Principal Effects of the Reverse Stock Split on Convertible Securities
If our stockholders approve the Reverse Stock Split and our Board of Directors elects to effect the Reverse Stock Split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock.
TSX Matters
If stockholders approve the Amendment Proposal, and if the Board of Directors determines to proceed with the Reverse Stock Split, the Reverse Stock Split will be subject to TSX approval, and confirmation that, on a post Reverse Stock Split basis, the Company continues to meet all of the TSX’s continued listing requirements.
Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends
We have not declared or paid any dividends on our common stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split would have any effect with respect to future distributions, if any, to holders of our common stock.
Accounting Matters
The Reverse Stock Split would not affect the par value of our common stock, which would remain unchanged at $0.0001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by our Board of Directors within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by our Board of Directors within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.
Registered “Book-Entry” Holders of Our Common Stock
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split. If the Reverse Stock Split is implemented, our transfer agent will mail a letter of transmittal to the Company's stockholders who hold their shares in certificated form, advising such stockholders of the procedures to be followed to exchange certificates.
If a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to such stockholder’s registered address as soon as practicable after the effective time of the Reverse Stock Split. By endorsing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the Reverse Stock Split and the date payment is received.
No Dissenters’ Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split.
Material Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the

United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers, or traders in securities, commodities, or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion, or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their comment stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.
Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain, or loss in connection with the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long-term if held for more than one year.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local, and foreign tax consequences to you of the proposed Reverse Stock Split.
Vote Required
For the Amendment Proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal; abstentions and any broker non-votes with respect to the Amendment Proposal will not be considered “votes cast” and will have no effect on the Amendment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on the Amendment Proposal, and thus we do not anticipate receiving any broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE AMENDMENT PROPOSAL.

PROPOSAL NO. 2
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES,
IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE
EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AMENDMENT PROPOSAL
Background of and Rationale for the Adjournment Proposal
If, at the Special Meeting, the number of shares of our common stock present or represented and voting in favor of the Amendment Proposal is insufficient to approve such proposal, the Chairman of our Board of Directors, in his reasonable discretion, may move to adjourn the Special Meeting in order to enable our Board of Directors to continue to solicit additional proxies in favor of the Amendment Proposal.
Our Board of Directors believes that if the number of shares of our common stock cast at the Special Meeting is insufficient to approve the Amendment Proposal, it is in the best interests of our stockholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Amendment Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this Adjournment Proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Amendment Proposal.
Vote Required
For this Adjournment Proposal to be approved, a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal must vote in favor of the Adjournment Proposal. Abstentions with respect to the Adjournment Proposal will have the same effect as a vote against the Adjournment Proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on the Adjournment Proposal, and thus we do not anticipate receiving any broker non-votes on this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 10, 2025 for:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The percentage of shares beneficially owned shown in the table is based on shares of common stock outstanding as of April 10, 2025. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including stock options or warrants that are exercisable within 60 days of April 10, 2025 or restricted stock units that will vest within 60 days of April 10, 2025. Our shares of common stock issuable pursuant to stock options, warrants or restricted stock units are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act of 1933, as amended.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario N8H 4H3, Canada.
The percentage of beneficial ownership in the table below is based on 1,007,526,227 shares of our common stock deemed to be outstanding as of April 10, 2025.

Name and Address of Beneficial Owner	Number of Shares of Beneficial Ownership	Percentage of Total Common Stock
Greater than 5% stockholders:	N/A	N/A
Directors and Named Executive Officers:
Irwin D. Simon(1)	3,246,484	*
Renah Persofsky(2)	153,628	*
Steven Cohen(3)	0	*
David Clanachan(4)	112,502	*
John M. Herhalt(5)	160,741	*
David Hopkinson(6)	253,936	*
Tom Looney(7)	275,227	*
Carl Merton(8)	725,065	*
Denise Faltischek(9)	784,693	*
Mitchell Gendel(10)	420,268	*
Roger Savell(11)	326,839	*
All directors and executive officers as a group (11 persons)	6,459,383	0.6%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Represents 3,246,484 shares of Common Stock held directly by Mr. Simon.
(2)
Represents (a) 75,348 shares of Common Stock held directly by Ms. Persofsky, (b) 30,710 shares underlying options to purchase shares of Common Stock held directly by Ms. Persofsky that have fully vested, and (c) 59,528 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Ms. Persofsky ceases to serve as a director of the Company.

(3)	Mr. Cohen does not currently hold any shares of Common Stock.
(4)	Represents 112,502 shares of Common Stock held directly by Mr. Clanachan.

(5)
Represents (a) 115,552 shares of Common Stock held directly by Mr. Herhalt, and (b) 45,189 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Herhalt ceases to serve as a director of the Company.

(6)
Represents (a) 211,185 shares of Common Stock held directly by Mr. Hopkinson and (b) 42,751 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Hopkinson ceases to serve as a director of the Company.

(7)
Represents (a) 230,038 shares of Common Stock held directly by Mr. Looney, and (b) 45,189 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Looney ceases to serve as a director of the Company.

(8)
Represents (a) 660,055 shares of Common Stock held directly by Mr. Merton, (b) 20,750 shares of Common Stock issuable pursuant to restricted stock units held directly by Mr. Merton that have fully vested, (c) 18,260 restricted (deferred) stock units that have fully vested, which will convert into an equivalent number of shares of Common Stock when Mr. Merton ceases to serve as an officer of the Company and (d) 26,000 shares of Common Stock held by Mr. Merton’s spouse.

(9)
Represents (a) 535,693 shares of Common Stock held directly by Ms. Faltischek and (b) 249,000 shares of Common Stock that are issuable upon the exercise of options held directly by Ms. Faltischek that have fully vested.

(10)	Represents 420,268 shares of Common Stock held directly by Mr. Gendel.
(11)	Represents 326,839 shares of Common Stock held directly by Mr. Savell.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Materials, please notify your broker or Tilray. Direct your written request to Tilray Brands, Inc., Corporate Secretary, 265 Talbot Street West, Leamington, Ontario N8H 4H3, Canada. Stockholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Stockholder Proposals and Nominations
As previously disclosed in our Proxy Statement for the Annual Meeting of Stockholders for the fiscal year ended May 31, 2024, filed with the SEC on September 27, 2024, and in accordance with Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and the advance notice provisions of our amended and restated bylaws (the “Bylaws”), stockholder proposals and director nominations for the Annual Meeting of Stockholders for the fiscal year ending May 31, 2025 must be received by our Corporate Secretary at our principal executive office on or before May 30, 2025.
In order for proposals submitted outside of Rule 14a-8 to be considered at the Annual Meeting of Stockholders for the fiscal year ending May 31, 2025, stockholder proposals, including stockholder nominations for Director, must comply with the provisions in the Bylaws. The Bylaws provide that stockholders are required to give advance notice to the Company of any business to be brought by a stockholder before an annual stockholders’ meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely written notice thereof to our Corporate Secretary at our principal executive offices, 265 Talbot Street West, Leamington, Ontario N8H 4H3, Canada.
In order to be timely, a stockholder’s notice must be delivered not later than the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, any stockholder proposals, including nominations for Directors, submitted outside of Rule 14a-8 to be voted on at the Annual Meeting of Stockholders for the fiscal year ending May 31, 2025 must be received by the Company not earlier than May 29, 2025 and not later than June 28, 2025. However, in the event that the date of the Annual Meeting of Stockholders for the fiscal year ending May 31, 2025 is advanced by more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary date of the Annual Meeting, for notice by the stockholder to be timely it must be delivered as stated in the Bylaws. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws and Rule 14a-19 under the Exchange Act. In order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (as well as the information required by our Bylaws) no later than May 31, 2025. An untimely or incomplete proposal or nomination may be excluded from consideration at the Annual Meeting of Stockholders for the fiscal year ending May 31, 2025.
You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Other Matters
We know of no other matters that will be presented for consideration at our Special Meeting. If any other matters properly come before our Special Meeting upon which a vote properly may be taken, shares represented by all proxies received by us on the proxy card will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Solicitation of Proxies
We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board of Directors primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock.
Where You Can Find More Information
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024 is available without charge upon written request to: 265 Talbot Street West, Leamington, Ontario N8H 4H3, Canada.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TILRAY BRANDS, INC.
Tilray Brands, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST:	The name of the corporation is Tilray Brands, Inc. (the “Company”).
SECOND:
This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Company’s Fifth Amended and Restated Certificate of Incorporation, dated as of December 19, 2024 (the “Certificate of Incorporation”).

THIRD:	The Certificate of Incorporation is hereby amended by revising Article IV to include a new paragraph E as follows:
“E. Reverse Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of Common Stock, either issued or outstanding or held by the Company as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [•] shares of Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock of the Company (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Time as determined by the Board of Directors.”
FOURTH:
The Certificate of Amendment was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and by the Company’s stockholders in accordance with Section 212 of the DGCL.

FIFTH:	All other provisions of the Certificate of Incorporation shall remain in full force and effect
Tilray Brands, Inc. has caused this Certificate of Amendment to be duly executed and acknowledged in its name and on its behalf by the undersigned officer, thereunto duly authorized, as of the date first set forth above.

TILRAY BRANDS, INC.

By:
Name: Mitchell Gendel
Title:	Global General Counsel and Corporate Secretary

A-1

APPENDIX B

PROXY CARD
B-1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

TILRAY BRANDS, INC.
245 TALBOT STREET WEST
LEAMINGTON, ONTARIO N8H 4H3 CANADA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or adjourned meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TLRY2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or adjourned meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68378-S13782

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TILRAY BRANDS, INC.

The Board of Directors recommends you vote FOR all proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice, Proxy Statement and Annual Report Wrap are available at www.proxyvote.com.

V68379-S13782

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
OF TILRAY BRANDS, INC.
SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, JUNE 10, 2025 AT 11:00 A.M. EASTERN TIME

The stockholder(s) hereby appoint(s) Irwin Simon and Mitchell Gendel, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tilray Brands, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 11:00 a.m., Eastern Time on Tuesday, June 10, 2025, at the following link, www.virtualshareholdermeeting.com/TLRY2025SM, and any further adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all Proposals in accordance with the Tilray Board of Directors' recommendations.

Continued and to be signed on reverse side.